UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2019

ARTELO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-199213	33-1220924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

889 Prospect Street, Suite 210, La Jolla, CA USA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 760-943-1689

______________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARTL	The Nasdaq Stock Market, LLC
Warrants	ARTLW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On December 6, 2019, the board of directors (the “Board”) of Artelo Biosciences, Inc. (the “Company”) appointed John W. Beck to the Board, effective immediately, with a term expiring at the Company’s 2020 annual meeting of stockholders. Mr. Beck will also serve as the Chair of the audit committee of the Board.

Mr. Beck, age 59, has served as the Senior Vice President and Chief Financial Officer at Ritter Pharmaceuticals, Inc., a publicly traded pharmaceutical company, since May 2018. From 2008 until its acquisition by AstraZeneca in 2012, Mr. Beck, served first as a board member and later as Chief Financial Officer and Senior Vice President of finance & operations of Ardea Biosciences Inc. (“Ardea”). Before joining Ardea, Mr. Beck spent 10 years with Metabasis Thereapeutics Inc., as a Co-Founder and its Chief Financial Officer. Since leaving Ardea in 2012, Mr. Beck has been serving as a board member and advisor to August Therapeutics, Inc., a San Diego California-based company developing non-systemic therapeutics to treat disordered eating and obesity, and Pinnacle Medical Holdings, LLC, a Denver Colorado-based physician-led network of health-care providers, which was acquired by OnPoint Medical Group, LLC in August 2017. Mr. Beck also serves as a financial mentor to UCSD’s TRITON Funds. Mr. Beck holds a Bachelor’s degree in Accounting from the University of Washington, Seattle and a Bachelor’s degree in Theology from a Seattle-area seminary.

Mr. Beck was granted an option to purchase 40,000 shares of the Company’s common stock vesting monthly over a four year period for his service on the Board plus a second option to purchase 10,000 shares of the Company’s common stock vesting monthly over a two year period for his service as the Chair of the Audit Committee (collectively, the “Options”) in each case subject to Mr. Beck’s continued service to the Company. The Options are subject to the terms and conditions of the Company’s 2018 Equity Incentive Plan and the related stock option agreement. Mr. Beck will also be eligible for equity award grants on the same terms as other non-employee members of the Board. On the date that is the earlier of (i) the one (1) year anniversary of Mr. Beck’s start date or (ii) the date on which the Company raises at least $7,500,000 in an equity financing, the Company intends to pay Mr. Beck an annual cash retainer payable in quarterly installments. The Company expects the compensation to be $15,000 to $20,000 per year for the first year and $20,000 to $30,000 for the second year and thereafter.

We will also reimburse Mr. Beck for all reasonable expenses in connection with his services to us. Mr. Beck executed the Company’s standard form of indemnification agreement, which form has been filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 333- 199213) filed with the Securities and Exchange Commission on May 8, 2017, and is incorporated herein in its entirety by reference.

There is no arrangement or understanding between Mr. Beck and any other persons pursuant to which Mr. Beck was selected as a director. In addition, Mr. Beck is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Resignation of Director

On December 2, 2019, Georgia Erbez resigned from the Board effective immediately. The Board will continue to qualify as “independent” under Nasdaq listing standards following her resignation. Ms. Erbez’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTELO BIOSCIENCES, INC.

/s/ Gregory D. Gorgas
Gregory D. Gorgas
President & Chief Executive Officer

Date December 6, 2019

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